Exhibit 4

                              MEDGRUP CORPORATION

              INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO
             AUTHORIZED: 50,000,000 COMMON SHARES, $.001 PAR VALUE

                                                               See Reverse
                                                         For Certain Definitions

                                                          CUSIP  584368   10   4
THIS CERTIFIES That


is the owner of


        FULLY PAID AND NON-ASSESSABLE COMMON SHARES, $.001 PAR VALUE OF

                              Medgrup Corporation

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surender of this Certificate properly endorsed. this Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

     WITNESS, the facsimile seal of the Corporation and the facsimile signature of its authorized officers.

Dated:

/s/ Margaret M. Cronin                            /s/ William D. Cronin
Secretary                                         President

                       [Graphic of corporate seal omitted]

Countersigned:

CORPORATE STOCK TRANSFER, INC.
370 - 17th Street, Suite 2350
Denver, Colorado 80202

By:____________________________________________
Transfer Agent and Registrar Authorized Officer